EXECUTION COPY

CREDIT AGREEMENT

dated as of March 7, 2006

among

UTi (U.S.) LOGISTICS HOLDINGS INC.,

as the Borrower and a Loan Party

UTi WORLDWIDE INC. and UTi (NETHERLANDS) HOLDINGS B.V.,

as Loan Parties

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

LASALLE BANK NATIONAL ASSOCIATION,

as Administrative Agent

LASALLE BANK NATIONAL ASSOCIATION,

as Arranger

SECTION 1	DEFINITIONS			1
	1.1	Definitions		1
	1.2	Other Interpretive Provisions		15
SECTION 2	COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES			16
	2.1	Commitments		16
	2.2	Loan Procedures		16
		2.2.1	Various Types of Loans	16
		2.2.2	Borrowing Procedures	16
		2.2.3	Conversion and Continuation Procedures	17
	2.3	Reliance on Notices		18
	2.4	Commitments Several		18
	2.5	Certain Conditions		18
SECTION 3	EVIDENCING OF LOANS			18
	3.1	Notes		18
	3.2	Recordkeeping		18
SECTION 4	INTEREST			18
	4.1	Interest Rates		18
	4.2	Interest Payment Dates		19
	4.3	Setting and Notice of LIBOR Rates		19
	4.4	Computation of Interest		19
SECTION 5	FEES			19
SECTION 6	PREPAYMENTS			19
	6.1	Prepayments		19
		6.1.1	Voluntary Prepayments	19
		6.1.2	Mandatory Prepayments	19
	6.2	Manner of Prepayments		20
	6.3	Repayments		20
SECTION 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES			20
	7.1	Making of Payments		20
	7.2	Application of Certain Payments		21
	7.3	Due Date Extension		21
	7.4	Setoff		21
	7.5	Proration of Payments		21
	7.6	Taxes		22
SECTION 8	INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS			24
	8.1	Increased Costs		24
	8.2	Basis for Determining Interest Rate Inadequate or Unfair		25
	8.3	Changes in Law Rendering LIBOR Loans Unlawful		25
	8.4	Funding Losses		25
	8.5	Right of Lenders to Fund through Other Offices		26
	8.6	Discretion of Lenders as to Manner of Funding		26
	8.7	Mitigation of Circumstances; Replacement of Lenders		26
	8.8	Conclusiveness of Statements; Survival of Provisions		27

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SECTION 9	GUARANTEES			27
	9.1	Guarantee		27
	9.2	Fraudulent Transfer		27
	9.3	Release of Subrogation, Reimbursement, Contribution, Etc.		28
	9.4	Application of Payments		28
	9.5	Continuing Guaranty		28
	9.6	No modification		29
	9.7	Immediate recourse		29
	9.8	Waivers		29
	9.9	Set-off		30
	9.10	Repayment Claim		30
	9.11	Prior Right		31
	9.12	No Release or Discharge		31
	9.13	Independent Obligation		31
	9.14	Information		31
SECTION 10	REPRESENTATIONS AND WARRANTIES			31
	10.1	Organization		31
	10.2	Authorization; No Conflict		32
	10.3	Validity and Binding Nature		32
	10.4	Financial Condition		32
	10.5	No Material Adverse Change		33
	10.6	Litigation and Contingent Liabilities		33
	10.7	Properties; Liens		33
	10.8	Equity Ownership; Subsidiaries		33
	10.9	Pension Plans		33
	10.10	Investment Company Act		34
	10.11	Public Utility Holding Company Act		34
	10.12	Regulations T, U and X		34
	10.13	Taxes		34
	10.14	Solvency, etc.		35
	10.15	Environmental Matters		35
	10.16	Insurance		36
	10.17	Information		36
	10.18	Intellectual Property		36
	10.19	Burdensome Obligations		36
	10.20	Labor Matters		36
	10.21	No Default		37
	10.22	Related Agreements, etc.		37
	10.23	Other Debt		37
	10.24	Accounting		38
	10.25	Dormant Subsidiary		38
	10.26	CASS Reserve		38
	10.27	Times for Making Representations and Warranties		38
SECTION 11	AFFIRMATIVE COVENANTS			38
	11.1	Reports, Certificates and Other Information		38
		11.1.1	Annual Report	38
		11.1.2	Interim Reports	39

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		11.1.3	Compliance Certificates	39
		11.1.4	Reports to the SEC and to Shareholders	39
		11.1.5	Notice of Default, Litigation; Erisa Matters and Intercompany Debt	39
		11.1.6	Management Reports	40
		11.1.7	Subordinated Debt and Related Transactions Notices	40
		11.1.8	Other Information	40
	11.2	Books, Records and Inspections		40
	11.3	Maintenance of Property; Insurance		41
	11.4	Compliance With Laws; Payment of Taxes and Liabilities and Cass Obligations		41
	11.5	Maintenance of Existence, etc.		42
	11.6	Use of Proceeds		42
	11.7	Employee Benefit Plans		42
	11.8	Environmental Matters		43
	11.9	Further Assurances; Equity Information		43
	11.10	Additional Collateral, New Subsidiaries		43
	11.11	Post-closing Matters		44
SECTION 12	NEGATIVE COVENANTS			45
	12.1	Debt		45
	12.2	Liens		46
	12.3	Operating Leases		47
	12.4	Restricted Payments		47
	12.5	Mergers, Consolidations, Sales		48
	12.6	Modification of Organizational Documents		48
	12.7	Transactions with Affiliates		48
	12.8	Unconditional Purchase Obligations		48
	12.9	Inconsistent Agreements		48
	12.10	Business Activities; Issuance of Equity		49
	12.11	Investments		49
	12.12	Restriction of Amendments to Certain Documents		50
	12.13	Fiscal Year		50
	12.14	Financial Covenants		50
		12.14.1	Net Worth	50
		12.14.2	Interest Coverage Ratio	50
		12.14.3	Total Debt to EBITDA Ratio	50
	12.15	Cancellation of Debt		50
	12.16	Creation of Subsidiaries		50
	12.17	Guarantees		50
	12.18	Asset Dispositions		51
	12.19	Double Negative Pledge		51
SECTION 13	EFFECTIVENESS; CONDITIONS OF LENDING, ETC.			51
	13.1	Initial Credit Extension		51
		13.1.1	Notes	51
		13.1.2	Authorization Documents	51
		13.1.3	Consents, etc.	52
		13.1.4	Letter of Direction	52

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		13.1.5	Loan Documents	52
		13.1.6	Opinions of Counsel	53
		13.1.7	Insurance	53
		13.1.8	Copies of Documents	53
		13.1.9	Payment of Fees	53
		13.1.10	Solvency Certificate	53
		13.1.11	Projections	53
		13.1.12	Environmental Reports	53
		13.1.13	Search Results; Lien Terminations	53
		13.1.14	Filings, Registrations and Recordings	54
		13.1.15	Closing Certificate, Consents and Permits	54
		13.1.16	Financial Statements	54
		13.1.17	Private Placement; Revolving Credit Facility	54
		13.1.18	Material Adverse Change	55
		13.1.19	Due Diligence	55
		13.1.20	Approvals	55
		13.1.21	Capitalization	55
		13.1.22	Pro Forma	55
		13.1.23	Structure Chart	55
		13.1.24	Other	55
	13.2	Conditions		55
SECTION 14	EVENTS OF DEFAULT AND THEIR EFFECT			56
	14.1	Events of Default		56
	14.2	Non-Payment of the Term Loans, etc		56
		14.2.1	Non-Payment of Other Debt	56
		14.2.2	Other Material Obligations	56
		14.2.3	Bankruptcy, Insolvency, etc.	56
		14.2.4	Non-Compliance with Loan Documents	57
		14.2.5	Representations; Warranties	57
		14.2.6	Pension Plans and Multiemployer Pension Plans	57
		14.2.7	Judgments	57
		14.2.8	Invalidity of Collateral Documents, Etc.	57
		14.2.9	Invalidity of Subordination Provisions, Etc.	57
		14.2.10	Change of Control	58
		14.2.11	Material Adverse Effect	58
	14.3	Effect of Event of Default		58
SECTION 15	THE AGENT			58
	15.1	Appointment and Authorization		58
	15.2	Delegation of Duties		58
	15.3	Exculpation of Administrative Agent		58
	15.4	Reliance by Administrative Agent		59
	15.5	Notice of Default		59
	15.6	Credit Decision		60
	15.7	Indemnification		60
	15.8	Administrative Agent in Individual Capacity		61
	15.9	Administrative Agent May File Proofs of Claim		62
	15.10	Other Agents; Arrangers and Managers		62

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	15.11	Administrative Agent May File Proofs of Claim		62
	15.12	Other Agents; Arrangers and Managers		62
SECTION 16	GENERAL			63
	16.1	Waiver; Amendments		63
	16.2	Confirmations		63
	16.3	Notices		63
	16.4	Computations		64
	16.5	Costs, Expenses and Taxes		64
	16.6	Assignments; Participations		64
		16.6.1	Assignments	64
		16.6.2	Participations	65
	16.7	Register		66
	16.8	Governing Law		66
	16.9	Confidentiality		66
	16.10	Reserved		67
	16.11	Severability		67
	16.12	Nature of Remedies		67
	16.13	Entire Agreement		67
	16.14	Counterparts		67
	16.15	Successors and Assigns		67
	16.16	Captions		68
	16.17	Customer Identification - USA Patriot Act Notice		68
	16.18	INDEMNIFICATION BY THE LOAN PARTIES		68
	16.19	Nonliability of Lenders		69
	16.20	Appointment of New York Process Agent		69
	16.21	FORUM SELECTION AND CONSENT TO JURISDICTION		70
	16.22	WAIVER OF JURY TRIAL		70
	16.23	Complete Agreement		71
	16.24	OREGON LAW		71

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ANNEXES

ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 1.1	Mandate Letter
SCHEDULE 6.1.2(b)	Permitted Issuances of Capital Securities
SCHEDULE 10.6	Litigation and Contingent Liabilities
SCHEDULE 10.8	Subsidiaries
SCHEDULE 10.16	Insurance
SCHEDULE 10.20	Collective Bargaining Agreements
SCHEDULE 12.1	Existing Debt
SCHEDULE 12.2	Existing Liens
SCHEDULE 12.10	Issuances of Equity to Loan Parties and Subsidiaries
SCHEDULE 12.11(e)	Investments
SCHEDULE 12.11(f)	Project GOH Investment
SCHEDULE 12.17	Existing Guarantees
SCHEDULE 13.1.1	Debt to be Repaid
SCHEDULE 16.10	Exclusivity Exceptions

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 11.1.3)
EXHIBIT C	Form of Assignment Agreement (Section 16.6.1)
EXHIBIT D	Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT E	Form of Notice of Conversion/Continuation (Section 2.2.3)
EXHIBIT F	Form of Joinder Agreement (Section 11.10)

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of March 7, 2006 (this “Agreement”) is entered into among UTi WORLDWIDE INC., an international business company incorporated in the British Virgin Islands (“Worldwide”), UTi (NETHERLANDS) HOLDINGS B.V., a Netherlands company (“Holdings”), and UTi (U.S.) LOGISTICS HOLDINGS INC., a Delaware corporation (the “Borrower” and together with Worldwide, Holdings and those Target Group Companies (as defined below) and other Subsidiaries (as defined below) that may hereafter become parties hereto in accordance with Section 11.10 being, collectively, the “Loan Parties” and each, individually, a “Loan Party”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”) and LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, “LaSalle”), as administrative agent for the Lenders.

The Lenders have agreed to make available to the Borrower term loans upon the terms and conditions set forth herein.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1	Definitions.

1.1          Definitions. When used herein the following terms shall have the following meanings:

ABN AMRO means ABN AMRO Bank N.V.

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

Administrative Agent means LaSalle in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Affected Loan - see Section 8.3.

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

Agent Fee Letter means the fee letter dated as of March 7, 2006 between Worldwide, Holdings, the Borrower and the Administrative Agent.

Aggregate Purchase Price - see Section 2.01 of the Stock Purchase Agreement.

Agreement - see the Preamble.

Asset Disposition means the sale, grant, lease, conveyance, assignment, transfer or other disposition for value (each, a “Disposition”) by any UTi Group Company to any Person (other than any other UTi Group Company) of any asset or right of such UTi Group Company (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any UTi Group Company) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) (i) the Disposition of any asset which is to be replaced or traded in, and is in fact replaced or traded in, within 120 days with another asset performing the same or a similar function and is comparable or superior as to type, value and quality, (ii) the sale or lease of inventory in the ordinary course of business, (iii) the Disposition of any asset for cash of obsolete, worn out or redundant vehicles, plant or equipment on arm’s length terms and (iv) the Disposition of any asset for cash where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration for any other disposal not allowed under the preceding clauses) does not exceed $5,000,000.00 in any Fiscal Year and (b) will not have a material adverse effect on the business or financial condition of any UTi Group Company or any Loan Party’s ability to perform its obligations under any Loan Document.

Assignee - see Section 16.6.1.

Assignment Agreement - see Section 16.6.1.

Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender as a result of the Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products means any service or facility extended to any Loan Party by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d)

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purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

Borrower - see the Preamble.

BSA - see Section 11.4.

Business Day means any day on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.

CASS means Cargo Network Services Corporation.

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CASS Agreement means that certain Cargo Agency and Authorized Intermediary Agreement, dated November 24, 1998 between CASS and Union Transport Corporation.

Change of Control means the occurrence of any of the following events: (a) Worldwide shall cease to own and control, directly or indirectly, 100% of each class of the outstanding Capital Securities of Holdings; (b) Holdings shall cease to own and control, directly or indirectly, 100% of each class of the outstanding Capital Securities of the Borrower; (c) after the Target Acquisition, the Borrower shall cease to own and control, directly or indirectly, 100% of each class of the outstanding Capital Securities of any Target Group Company; (d) at any time after the Target Acquisition, any Target Group Company shall cease to own and control, directly or indirectly, 100% of each class of the outstanding Capital Securities of any of its Subsidiaries; (e) any Person or group of Persons acting in concert gains control of Worldwide; (f) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Worldwide (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Worldwide; (g) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Worldwide or control over Voting Stock of Worldwide (or other securities convertible to such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Worldwide; or (h) any other Subsidiary not otherwise referred to above shall cease to be owned or controlled by the shareholder(s) or other equity owner(s) that own and control it on the date of this Agreement or, in the case of a Subsidiary created or acquired after the date of this Agreement, on the date of such creation or acquisition, in the proportion owned or controlled on the date of this Agreement or such date of creation or acquisition, as the case may be . As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

Closing Date - see Section 13.1.

Code means the Internal Revenue Code of 1986.

Collateral is defined in the Pledge Agreement.

Collateral Documents means, collectively, the Pledge Agreement, each Perfection Certificate and any other agreement or instrument pursuant to which any Loan Party or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

Commitment means, as to any Lender, such Lender’s commitment to make Term Loans under this Agreement. The initial amount of each Lender’s commitment to make Term Loans is set forth on Annex A.

Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

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Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Consolidated Net Income means, with respect to the UTi Group Companies, on a consolidated basis, for any period, the net income (or loss) of the UTi Group Companies for such period, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be calculated in accordance with GAAP; provided that in the event that GAAP does not address the calculation of such Contingent Liability, it shall be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with any UTi Group Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

Debt of any Person means, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); provided that in the case of earnouts, such obligations shall be to the extent finally determined, (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such

5

Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner and (j) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

Debt to be Repaid means Debt listed on Schedule 13.1.1.

Dollar and the sign “$” mean lawful money of the United States of America.

EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period.

Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

ERISA means the Employee Retirement Income Security Act of 1974.

Event of Default means any of the events described in Section 14.1.

Excluded Taxes means taxes based upon, or measured by, the Lender’s or Administrative Agent’s (or a branch of the Lender’s or Administrative Agent’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which the Lender’s or Administrative Agent’s principal office is located, or (c) in a jurisdiction in which such Lender’s or Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located.

Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day,

6

the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.

Fiscal Quarter means a fiscal quarter of a Fiscal Year.

Fiscal Year means the fiscal year of the UTi Group Companies, which period shall be the 12-month period ending on January 31 of each year with respect to Worldwide and each Subsidiary; provided, however, that with respect to references to the Fiscal Year of the Target Group Companies prior to the acquisition thereof by Borrower, such reference shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2003”) refer to the Fiscal Year ending on January 31 of such calendar year.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

GAAP means generally accepted accounting principles (a) with respect to consolidated financial statements, set forth from time to time in the opinions and pronouncements of the United States Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination and (b) otherwise, in the jurisdiction according to which the relevant Person prepares its financial statements.

Group - see Section 2.2.1.

Guaranteed Debt - see Section 9.1.

Guarantor means each Loan Party other than the Borrower.

Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutants or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

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Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

Holdings - see the Preamble.

Indemnified Liabilities - see Section 16.16.

Interest Coverage Ratio means, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) Interest Expense for such Computation Period.

Interest Expense means for any period the consolidated interest expense of the UTi Group Companies for such period (including all imputed interest on Capital Leases).

Interest Period means, as to any LIBOR Loan, the period commencing on the date such Term Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two or three months (or such other shorter period as the Borrower and the Lenders agree) thereafter as selected by the Borrower pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

(a)          if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)          any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period.

Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person or by merger, consolidation or other combination.

Joinder Agreement means the Joinder Agreement substantially in the form of Exhibit F dated as of March 7, 2006 among Target, Market Transport, Ltd., InTransit, Inc., Triple Express, Inc., United Express, Ltd., Market Logistics Services, Ltd., Market Logistics Brokerage Ltd., Sammons Transportation, Inc., Lake States Trucking, Inc. and the Administrative Agent, together with any other joinder agreement executed by a UTi Group Company, in each case in form and substance satisfactory to the Administrative Agent.

LaSalle - see the Preamble.

Lender - see the Preamble. For the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this

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Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.

Lender Party - see Section 16.17.

LIBOR Loan means any Term Loan which bears interest at a rate determined by reference to the LIBOR Rate.

LIBOR Margin means, for any day, a rate per annum of 1.25%.

LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which Dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore Dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise or any other arrangement having the effect of conferring security.

Loan Documents means this Agreement, the Notes, the Agent Fee Letter, the Collateral Documents, any Joinder Agreement, the Subordination Agreement and all documents, instruments and agreements delivered in connection with the foregoing and any other document, instrument or agreement designated as a Loan Document by the Administrative Agent and any Loan Party party thereto.

Loan Party – see the Preamble.

Mandate Letter - see Schedule 1.1.

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Margin Stock means any “margin stock” as defined in Regulation T, Regulation U and Regulation X.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the UTi Group Companies taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any UTi Group Company or any other member of the Controlled Group may have any liability.

Net Cash Proceeds means:

(a)

with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any UTi Group Company pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by such UTi Group Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Term Loans);

(b)

with respect to any issuance of Capital Securities, the aggregate cash proceeds received by Worldwide pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions); and

(c)

with respect to any issuance of Debt, the aggregate cash proceeds received by any UTi Group Company pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees).

Net Worth means, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in conformity with GAAP.

Non-U.S. Participant - see Section 7.6(d).

Note means a promissory note substantially in the form of Exhibit A.

Notice of Borrowing - see Section 2.2.2.

Notice of Conversion/Continuation - see Section 2.2.3(b).

Obligations means all obligations and liabilities (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan

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Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

OFAC - see Section 11.4.

Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any UTi Group Company, as lessee, other than any Capital Lease.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Participant - see Section 16.6.2.

Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any UTi Group Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 12.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Pledge Agreement means the Pledge Agreement dated as of the date hereof between the Borrower and the Administrative Agent, together with any other pledge agreement executed by a UTi Group Company, in each case in form and substance satisfactory to the Administrative Agent.

Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle), which is not intended to be LaSalle’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change; provided that LaSalle shall not be obligated to give notice of any change in the Prime Rate.

Private Placement - see Schedule 16.10.

Pro Forma Basis means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed Acquisition (including pro forma adjustments arising out of events which are directly attributable to the proposed Acquisition, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, and as interpreted by the Staff of the SEC using, for purposes of determining such

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compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the UTi Group Companies which shall be reformulated as if such Acquisition and any other Acquisitions permitted pursuant to Section 12.11 that have been consummated during the relevant period, and any Debt or other liabilities incurred in connection with any such Acquisitions had been consummated or incurred, respectively, at the beginning of such period and assuming that such Debt bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Term Loans during such period) or dividend or distribution, as the case may be.

Pro Forma Compliance means, at any date of determination, that the UTi Group Companies on a consolidated basis shall be in pro forma compliance with the covenant to be tested on such date of determination as of the last day of the most recently ended Fiscal Quarter (computed on the basis of (a) balance sheet amounts as of the most recently ended Fiscal Quarter and (b) income statement amounts for the most recently completed period of four consecutive Fiscal Quarters, in each case, for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

Pro Rata Share means:

(a)

with respect to a Lender’s obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loans, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the aggregate amount of all Lenders’ Term Loan Commitments, and (y) from and after the making of the Term Loans, the percentage obtained by dividing (i) the principal amount of such Lender’s Term Loan by (ii) the principal amount of all Term Loans of all Lenders; and

(b)

with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the aggregate amount of the Term Loan Commitment of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of the unpaid principal amount of such Lender’s Term Loan by (B) the unpaid principal amount of all Term Loans of all Lenders.

Regulation D means Regulation D of the FRB.

Regulation T means Regulation T of the FRB.

Regulation U means Regulation U of the FRB.

Regulation X means Regulation X of the FRB.

Related Agreements means the Stock Purchase Agreement and all other documents entered into in relation thereto and the Target Acquisition, in form and substance satisfactory to the Administrative Agent.

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Related Transactions means the transactions contemplated by the Related Agreements.

Repayment Claim - see Section 9.10.

Replacement Lender - see Section 8.7(b).

Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 66 2/3% as determined pursuant to clause (b) of the definition of “Pro Rata Share”.

Revolving Credit Facility - see Schedule 16.10.

SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.

Stock Purchase Agreement means the Stock Purchase Agreement dated as of March 7, 2006 by and among the Borrower, Target, Peter W. Stott, P. Brian Fitzgerald, Endeavour Capital Fund III, L.P., Endeavour Associates Fund III, L.P. and the other seller parties listed on the signature pages hereto.

Subordination Agreement means the Subordination and Intercreditor Agreement dated as of March 7, 2006 among Holdings, the Administrative Agent and UTi NA Holdings NV, together with all other subordination agreements executed in favor of the Administrative Agent and the Lenders from time to time after the Closing Date in form and substance and on terms and conditions satisfactory to Administrative Agent.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Worldwide and of each of its Subsidiaries.

Target means Market Industries, Ltd.

Target Acquisition means the acquisition contemplated by the Related Agreements.

Target Group Company means the Target or any of its Subsidiaries and Target Group Companies means, collectively, the Target and its Subsidiaries.

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Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

Term Loan Commitment means $150,000,000.00.

Term Loans - see Section 2.1.

Term Loan Maturity Date means the date falling six (6) months after the date of this Agreement.

Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal by any UTi Group Company or any other member of the Controlled Group from such Pension Plan during a plan year in which any UTi Group Company or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

Total Debt means all Debt of the UTi Group Companies, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party), (b) Hedging Obligations, and (c) Debt of Worldwide to any of its Subsidiaries and Debt of Subsidiaries of Worldwide to Worldwide or to other Subsidiaries.

Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) EBITDA for the Computation Period ending on such day.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

type - see Section 2.2.1.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

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Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

UTi Group Company means Worldwide or any Subsidiary and UTi Group Companies means, collectively, Worldwide and each Subsidiary.

Voting Stock means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

Worldwide - see the Preamble.

1.2          Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)	The term “including” is not limiting and means “including without limitation.”

(d)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)          Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any law, statute or regulation shall be construed as including all legal, statutory and regulatory provisions amending, replacing, re-enacting, supplementing or interpreting such statute or regulation and to any successor law, statute or regulation.

(f)           This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)          This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Loan Parties, the Target Group Companies, other UTi Group Companies, the Lenders and the other parties hereto and thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

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(h)          The words “herein”, “hereunder”, “hereof”, “hereby” and words of similar import refer to this Agreement as a whole and not a particular Section, clause, paragraph or subdivision thereof.

SECTION 2  COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES.

2.1          Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders with a Term Loan Commitment, severally and for itself alone, agrees to make a single loan to the Borrower (each such loan, a “Term Loan”) on the Closing Date in such Lender’s Pro Rata Share of the Term Loan Commitment. The Term Loan Commitments of the Lenders to make Term Loans shall expire concurrently with the making of the Term Loans on the Closing Date.

2.2	Loan Procedures.

2.2.1      Various Types of Loans. Each Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as the Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than two (2) different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings and conversions shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.

2.2.2      Borrowing Procedures. The Borrower shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $5,000,000.00 and an integral multiple of $1,000,000.00, and each LIBOR borrowing shall be in an aggregate amount of at least $5,000,000.00 and an integral multiple of at least $1,000,000.00.

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2.2.3      Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

(A)         elect, as of any Business Day, to convert any Term Loans (or any part thereof in an aggregate amount not less than $5,000,000.00 and a higher integral multiple of $1,000,000.00) into Term Loans of the other type; or

(B)         elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $5,000,000.00 or a higher integral multiple of $1,000,000.00) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $5,000,000.00 and an integral multiple of $1,000,000.00.

(b)          The Borrower shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(A)	the proposed date of conversion or continuation;
(B)	the aggregate amount of Loans to be converted or continued;

(C)         the type of Term Loans resulting from the proposed conversion or continuation; and

(D)         in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c)          If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

(d)          The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Borrower, of the details of any automatic conversion.

(e)          Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

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2.3          Reliance on Notices. Each of the Administrative Agent and each Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing, Notice of Conversion/Continuation or similar notice believed by it to be genuine. Each of the Administrative Agent and each Lender may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for the Administrative Agent or such Lender (as the case may be) has actual knowledge to the contrary.

2.4          Commitments Several. The failure of any Lender to make a requested Term Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Term Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Term Loan to be made by such other Lender.

2.5          Certain Conditions. No Lender shall have an obligation to make any Term Loan, or to permit the continuation of or any conversion into any LIBOR Loan if an Event of Default or Unmatured Event of Default exists.

Section 3	Evidencing of Loans.

3.1          Notes. The Term Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender’s Term Loans.

3.2          Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Term Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Term Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under any Note to repay the principal amount of the Term Loans hereunder, together with all interest accruing thereon.

Section 4	Interest.

4.1          Interest Rates. The Borrower promises to pay interest on the unpaid principal amount of each Term Loan for the period commencing on the date of such Term Loan until such Term Loan is paid in full as follows:

(a)          at all times while such Term Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and

(b)          at all times while such Term Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Term Loan plus the LIBOR Margin;

provided that at any time an Event of Default exists, unless the Required Lenders otherwise consent, the interest rate applicable to each Loan shall be increased by 2%, provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 16.1.

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Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 14.1.1 or 14.1.4, such increase shall occur automatically.

4.2          Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan, upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Term Loans shall be payable on demand.

4.3          Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrower and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.

4.4          Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

Section 5	Fees.

The Loan Parties agree, jointly and severally, to pay to the Administrative Agent such agent’s fees as are mutually agreed to from time to time by the Loan Parties and the Administrative Agent including the fees set forth in the Agent Fee Letter.

Section 6	Prepayments.
6.1	Prepayments.

6.1.1      Voluntary Prepayments. The Borrower may from time to time prepay the Term Loans in whole or in part; provided that the Borrower shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Term Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be made in accordance with Section 6.3.

6.1.2      Mandatory Prepayments. The Borrower shall make a prepayment of the Term Loans until paid in full upon the occurrence of any of the following at the following times and in the following amounts:

(a)          Concurrently with the receipt by any UTi Group Company of any Net Cash Proceeds from any Asset Disposition permitted under Section 12.18, in an amount equal to 100% of such Net Cash Proceeds.

(b)          Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of Worldwide, in an amount equal to 100% of such Net Cash

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Proceeds (excluding the issuance of Capital Securities described in Schedule 6.1.2(b) in the amounts set out on Schedule 6.1.2(b) and only to the extent of such amount).

(c)          Concurrently with the receipt by any UTi Group Company of any Net Cash Proceeds from any issuance of any Debt of any UTi Group Company permitted under Section 12.1 (excluding renewals of local working capital facilities of any UTi Group Company), in an amount equal to 100% of such Net Cash Proceeds.

(d)          Concurrently with the receipt by any UTi Group Company of proceeds from any Third Party Financing Arrangement (as defined in the Mandate Letter) permitted under the Mandate Letter, in an amount equal to the outstanding principal amounts of the Term Loans and Notes, together with accrued and unpaid interest thereon and outstanding fees and premiums, if any.

(e)          Concurrently with the receipt by any UTi Group Company of proceeds from the Private Placement, in an amount equal to the outstanding principal amounts of the Term Loans and Notes, together with accrued and unpaid interest thereon and outstanding fees and premiums, if any.

(f)           Concurrently with the receipt by any UTi Group Company of any moneys resulting from any adjustment to the Aggregate Purchase Price (as defined in the Stock Purchase Agreement) under the terms of the Related Agreements where the aggregate amount of such moneys, whether as a result of a single adjustment or multiple adjustments, exceeds $5,000,000.00, in an amount equal to such moneys in excess of $5,000,000.00.

(g)          NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ALL OBLIGATIONS OWING HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE IMMEDIATELY DUE AND PAYABLE ON THE TERMINATION DATE, WITHOUT ANY REQUIREMENT OF NOTICE, DEMAND OR PRESENTMENT.

6.2          Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of $5,000,000.00 or a higher integral multiple of $1,000,000.00. Any partial prepayment of a Group of LIBOR Term Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. All prepayments of Term Loans shall be applied pro rata among the Term Loans according to the principal amounts thereof; provided that all principal payments in respect of the Term Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

6.3          Repayments. Unless sooner paid in full, the Term Loan of each Lender shall be paid in full in one installment equal to such Lender’s Pro Rata Share of the aggregate principal balance of the Term Loan outstanding on the Term Loan Maturity Date.

Section 7	Making and Proration of Payments; Setoff; Taxes.

7.1          Making of Payments. All payments of principal or interest on the Notes, and of all fees, shall be made by the Borrower or any other Loan Party to the Administrative Agent in

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immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Sections 7.6, 8.1 and 8.4 shall be made by the Loan Parties directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2          Application of Certain Payments. So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.1 and 6.2. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as the Administrative Agent shall determine in its discretion or, in the absence of a specific determination by the Administrative Agent, as set forth in the Pledge Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3          Due Date Extension. If any payment of principal or interest with respect to any of the Term Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4          Setoff. Each Loan Party agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Loan Party agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of any Loan Party under any Loan Document, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrower and each other Loan Party then or thereafter with the Administrative Agent or such Lender.

7.5          Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of principal of or interest on any Term Loan, but excluding (i) any payment pursuant to Section 8.7 or 16.6 and (ii) payments of interest on any Affected Loan)) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Term Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Term Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

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7.6	Taxes.

(a)          All payments made by the Loan Parties hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Loan Parties free and clear of and without deduction or withholding for, or account of, any Taxes now or hereafter imposed by any taxing authority.

(b)          If any Loan Party makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Loan Parties shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or the Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent any Loan Party withholds any Taxes on payments hereunder or under any Loan Document, the Loan Parties shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Administrative Agent within 30 days after they have made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c)          If any Lender or the Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Loan Parties, jointly and severally, will indemnify such person, on demand, against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

(d)          (i)          To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to Worldwide and the Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming an exemption from United States withholding tax pursuant to its portfolio interest exception, the Lender shall deliver to the Administrative Agent (A) a statement of the Lender that it is not a (I) "bank" as described in Section 881(c)(3)(A) of the Code, (II) 10% shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code or (III) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code, and (B) two accurate and properly completed and executed IRS Form W-8BEN. In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is

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an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Worldwide and the Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new certificate setting forth the information required by the second sentence of Section 7.6(d)(i), to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

(ii)          Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Worldwide and the Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Worldwide and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Administrative Agent’s exemption from United States backup withholding tax.

(iii)        The Loan Parties shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

(iv)         Each Lender agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Loan Parties pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

(e)          If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Loan Parties or with respect to which any Loan Party has paid additional amounts pursuant to this Section 7.6, so long as no Event of Default has occurred and is continuing, it shall pay over such refund to such Loan Party (but only to the extent of payments made, or additional amounts paid by such Loan Party under this Section 7.6 with respect to Taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of Administrative Agent or Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such a refund); provided that the Borrower, upon the request of Administrative Agent or Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges, imposed by the relevant governmental authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of the Administrative Agent hereunder) to Administrative Agent or Lender in the event Administrative Agent or Lender is required to repay

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such refund to such governmental authority. Nothing in this Section 7.6 shall be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person or to otherwise manage or conduct its tax affairs in any specific manner.

Section 8	Increased Costs; Special Provisions for LIBOR Loans.

8.1          Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent). The Loan Parties, jointly and severally, shall pay and hereby agree to pay, directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

(b)          If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Loan Parties, jointly and severally, shall pay and hereby agree to pay, to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

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8.2	Basis for Determining Interest Rate Inadequate or Unfair. If:

(a)          the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Loan Parties) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)          the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such LIBOR Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make, continue or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3          Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make, continue or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making or continuation of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made, continued or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

8.4          Funding Losses. Each Loan Party hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Loan Parties will, jointly and severally, indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such LIBOR Loan (including any conversion pursuant to Section 8.3) or (b) any failure

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of any Loan Party to borrow, convert or continue any LIBOR Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5          Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such LIBOR Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Loan Parties to repay such LIBOR Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such LIBOR Loan, for the account of such branch or Affiliate.

8.6          Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

8.7          Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify the Loan Parties and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Loan Parties to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Loan Parties and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Loan Parties of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b)          If the Loan Parties become obligated to pay additional amounts to any Lender pursuant to Sections 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.3, the Loan Parties may designate another bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Term Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Term Loans payable to such Lender plus any accrued but unpaid interest on such Term Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Loan Parties hereunder and under the other Loan Documents, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

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8.8          Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1 and 8.4, and the provisions of such Sections and of Section 7.6 shall survive repayment of the Obligations, cancellation of any Notes and termination of this Agreement.

Section 9	Guarantees.

9.1          Guarantee. In consideration of advances, credit or other financial accommodation heretofore afforded, concurrently herewith being afforded or hereafter to be afforded to the Borrower by the Lenders, each Guarantor hereby jointly and severally, irrevocably, unconditionally and absolutely guarantees to the Lenders or other person paying or incurring the same, irrespective of the validity, regularity or enforceability of any instrument, writing, arrangement or credit agreement relating to or the subject of any such financial accommodation, the prompt payment in full of: (a) any and all indebtedness, obligations and liabilities of every kind and nature of the Loan Parties to the Lenders (including all Obligations and all indebtedness, obligations and liabilities of partnerships created or arising while any Guarantor may have been or may be a member thereof), howsoever evidenced, whether now existing or hereafter created or arising, direct or indirect, primary or secondary, absolute or contingent, due or to become due, joint, several or joint and several, and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise, plus (b) all costs, legal expenses and Attorney Costs of each Lender and paralegals’ fees of every kind (including those costs, expenses and fees of paralegals who may be employees of a Lender, its parent or Affiliates), paid or incurred by any Lender in endeavoring to collect all or any part of the foregoing indebtedness, or in enforcing its rights in connection with any collateral therefor, or in enforcing this Section 9, or in defending against any defense, counterclaim, setoff or crossclaim based on any act of commission or omission by any Lender with respect to the foregoing indebtedness, any collateral therefor, or in connection with any Repayment Claim , plus (c) interest on the foregoing from and after demand from any Lender to any Guarantor for payment of the foregoing, at a floating per annum rate of interest equal to two percent (2.00%) over the Prime Rate (collectively, the “Guaranteed Debt”). In addition, each Guarantor hereby unconditionally and absolutely guarantees to the Lenders the prompt, full and faithful performance and discharge by each Guarantor of each of the terms, conditions, agreements, representations and warranties on the part of each Guarantor contained in any this Agreement, any other Loan Document or in any other agreement, or in any modification or addenda thereto or substitution thereof in connection with any of the Guaranteed Debt.

9.2          Fraudulent Transfer. In order to avoid any possibility that this Section 9 may be ruled by a court of competent jurisdiction to be a fraudulent transfer or conveyance with respect to any Guarantor, each Guarantor, the Administrative Agent and the Lenders hereby agree that, notwithstanding any other provision of this Section 9 to the contrary, the maximum liability of each Guarantor under this Section 9 shall be limited to the greater of (a) the proceeds of the Term Loans by the Lenders to the Borrower under this Agreement to the extent such proceeds are advanced, transferred or applied by the Borrower to or for the benefit of any Guarantor, and (b) ninety-five percent (95.00%) of the difference between (i) the present fair saleable value of such Guarantor’s assets as of the date of this Agreement or such other date as may be applicable under law, minus (ii) the amount of all liabilities of such Guarantor, including probable exposure under

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contingent liabilities (including the amount under clause (a) above, but excluding any other probable exposure of the such Guarantor to the Lenders under this Agreement), as of such date.

9.3          Release of subrogation, reimbursement, contribution, etc. In case of any insolvency, winding-up, bankruptcy, reorganization, debt arrangement or other analogous step or proceeding under any bankruptcy or insolvency law of any jurisdiction, any winding-up dissolution, liquidation or receivership proceeding is instituted by or against the Borrower or any Guarantor, or any default by any Guarantor of any of the covenants, terms and conditions set forth herein, all of the Guaranteed Debt shall, without notice to anyone, immediately become due or accrued and shall be payable, jointly and severally, by the Guarantors. Each Guarantor hereby expressly and irrevocably: (a) waives, to the fullest extent possible, on behalf of itself and its successors and assigns (including any surety) and any other person, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or to any other rights that could accrue to a surety against a principal, a guarantor against a maker or obligor, an accommodation party against the party accommodated, a holder or transferee against a maker, or to the holder of a claim against any person, and which such Guarantor may have or hereafter acquire against any person in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this Section 9, or any other documents to which such Guarantor is a party or otherwise; (b) waives any “claim” (as such term is defined in the United States Bankruptcy Code of 1978) of any kind against any other Guarantor, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against the any Guarantor by any Lender or any other person; and (c) acknowledges and agrees (i) that foregoing waivers are intended to benefit the Lenders and shall not limit or otherwise affect any Guarantor’s liability hereunder or the enforceability of this Section 9, (ii) that the Guarantors and their respective successors and assigns are intended third party beneficiaries of the foregoing waivers, and (iii) the agreements set forth in this Section 9.3 and the Administrative Agent’s and each Lender’s rights under this paragraph shall survive payment in full of the Guaranteed Debt.

9.4          Application of Payments. All dividends or other payments received by the Administrative Agent or any Lender on account of the Guaranteed Debt, from whatever source derived, shall be taken and applied by the Administrative Agent toward the payment of the Guaranteed Debt and in such order of application as the Administrative Agent may, in its sole discretion, from time to time elect. The Administrative Agent shall have the exclusive right to determine how, when and what application of payments and credits, if any, whether derived from a Guarantor or any other source, shall be made on the Guaranteed Debt and such determination shall be conclusive upon each Guarantor.

9.5          Continuing Guaranty. This Section 9 shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to each Guarantor until: (i) written notice from the Administrative Agent to each Guarantor by United States certified mail of its discontinuance as to each Guarantor; or (ii) until all Guaranteed Debt created or existing before receipt of either such notice shall have been fully paid. In case of the discontinuance of this Section 9 as to any Guarantor, this Section 9 shall nevertheless continue and remain in force against any other Guarantor until discontinued as to such other Guarantor as provided herein. In the event of the dissolution of a Guarantor, this Section 9 shall continue as to all of the Guaranteed Debt theretofore incurred by any Guarantor even though the Guaranteed Debt is renewed or the

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time of maturity of the Borrower’s obligations is extended without the consent of the Administrators, successors or assigns of any Guarantor.

No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against any other guarantor shall release or discharge any Guarantor.

9.6          No modification. Each Guarantor’s liability under this Section 9 shall in no way be modified, affected, impaired, reduced, released or discharged by any of the following (any or all of which may be done or omitted by the Administrative Agent or any Lender in its sole discretion, without notice to anyone and irrespective of whether the Guaranteed Debt shall be increased or decreased thereby): (a) any acceptance by any Lender of any new or renewal Note or Notes of the Borrower, or of any security or collateral for, or other guarantors or obligors upon, any of the Guaranteed Debt; (b) any compromise, settlement, surrender, release, discharge, renewal, refinancing, extension, alteration, exchange, sale, pledge or election with respect to the Guaranteed Debt, or any Note by the Borrower, or with respect to any collateral under Section 1111 or take any action under Section 364, or any other section of the United States Bankruptcy Code of 1978, now existing or hereafter amended, or other disposition of, or substitution for, or indulgence with respect to, or failure, neglect or omission to realize upon, or to enforce or exercise any liens or rights of appropriation or other rights with respect to, the Guaranteed Debt or any security or collateral therefor or any claims against any person or persons primarily or secondarily liable thereon; (c) any failure, neglect or omission to perfect, protect, secure or insure any of the foregoing security interests, liens, or encumbrances of the properties or interests in properties subject thereto; (d) the granting of credit from time to time by any Lender to any Guarantor in excess of the amount, if any, to which the right of recovery under this Section 9 is limited (which is hereby expressly authorized); (e) any change in any Guarantor’s name or the merger of any Guarantor into another Person; (f) any act of commission or omission of any kind or at any time upon the part of the Administrative Agent or any Lender with respect to any matter whatsoever, other than the execution and delivery by the Lenders to any Guarantor of an express written release or cancellation of the guaranty under this Section 9; or (g) the payment in full of the Guaranteed Debt. Each Guarantor hereby consents to all acts of commission or omission of the Administrative Agent or any Lender set forth above and agrees that the standards of good faith, diligence, reasonableness and care shall be measured, determined and governed solely by the terms and provisions hereof.

9.7          Immediate recourse. In order to hold the Loan Parties and the Guarantors liable hereunder, there shall be no obligation on the part of the Administrative Agent or any Lender, at any time, to resort for payment from the Borrower or any Guarantor or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by each Guarantor.

9.8          Waivers. Each Guarantor hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Guaranteed Debt or of any security or collateral therefor or of the acceptance of the guaranty granted under this Section 9 or of extension of credit or indulgences hereunder or of any other matters or things whatsoever relating hereto.

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Each Guarantor waives any and all defenses, claims and discharges of the Borrower, or any other Guarantor, pertaining to the Guaranteed Debt, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, no Guarantor will assert, plead or enforce against the Administrative Agent or any Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower, any other Guarantor or any other person liable in respect of any of the Guaranteed Debt, or any setoff available against any Lender to the Borrower or any such other Guarantor or person, whether or not on account of a related transaction. Each Guarantor expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Guaranteed Debt, whether or not the liability of the Borrower or any other Guarantor for such deficiency is discharged pursuant to statute or judicial decision.

EACH GUARANTOR WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE GUARANTORS MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER IN ENFORCING THIS SECTION 9. AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO EACH GUARANTOR BY ANY GUARANTOR, OR TO ANY OTHER PARTY LIABLE TO THE ADMINISTRATIVE AGENT OR ANY LENDER FOR THE GUARANTEED DEBT, ARE HEREBY SUBORDINATED TO THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ CLAIMS AND ARE HEREBY ASSIGNED TO THE ADMINISTRATIVE AGENT AND THE LENDER. EACH GUARANTOR HEREBY AGREES THAT ANY GUARANTOR MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE ADMINISTRATIVE AGENT OR ANY LENDER AGAINST EACH GUARANTOR. THIS SECTION 9.8 IS A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT AND THE LENDERS GRANTING ANY FINANCIAL ACCOMMODATION TO THE GUARANTORS AND ACCEPTING THIS SECTION 9.

9.9          Set-off. The Administrative Agent may, without demand or notice of any kind to anyone, apply or set-off any balances, credits, deposits, accounts, moneys or other indebtedness at any time credited by or due from any Lender to any Guarantor against the amounts due hereunder and in such order of application as the Administrative Agent may from time to time elect. Any notification of intended disposition of any property required by law shall be deemed reasonably and properly given if given in the manner provided by the applicable statute.

9.10       Repayment Claim. Should a claim (a “Repayment Claim”) be made upon the Administrative Agent or any Lender at any time for repayment of any amount received by the Administrative Agent or any Lender in payment of the Guaranteed Debt, or any part thereof, whether received from the Borrower or any other Guarantor pursuant hereto, or received by the Administrative Agent or any Lender as the proceeds of collateral, by reason of: (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent or any Lender or any of their respective properties; or (ii) any settlement or compromise of any such Repayment Claim effected by the Administrative Agent or any Lender, in its sole discretion, with the claimant (including the Borrower), each Guarantor shall remain liable to the Administrative Agent and each Lender for the amount so repaid to the same extent as if such amount had never originally been received by the Administrative Agent or any Lender,

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notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the Guaranteed Debt.

9.11       Prior Right. Subject to Section 16.6, the Administrative Agent and each Lender may, without notice to anyone, sell or assign the Guaranteed Debt, or any part thereof, or grant participations therein, and in any such event each and every immediate or remote assignee or holder of, or participant in, all or any of the Guaranteed Debt shall have the right to enforce this Section 9, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right herein, but the Administrative Agent and each Lender shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Section 9 for the benefit of the Administrative Agent or such Lender, as to any part of the Guaranteed Debt retained by the Administrative Agent or such Lender.

9.12       No Release or Discharge. Unless and until all of the Guaranteed Debt has been indefeasibly and irrevocably paid in full, no release or discharge of any other Person, whether primarily or secondarily liable for and obligated with respect to the Guaranteed Debt, or the institution of bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against any Guarantor or any other person primarily or secondarily liable for and obligated with respect to the Guaranteed Debt, or the entry of any restraining or other order in any such proceedings, shall release or discharge any Guarantor, or any other guarantor of the indebtedness, or any other Person, firm or corporation liable to the Administrative Agent or any Lender for the Guaranteed Debt.

9.13       Independent Obligation. It is agreed that each Guarantor’s liability is independent of any other guaranties at any time in effect with respect to all or any part of the Guaranteed Debt, and that each Guarantor’s liability hereunder may be enforced regardless of the existence of any such other guaranties.

9.14       Information. Each Guarantor assumes responsibility for keeping itself informed of the financial condition of each Loan Party, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of a Loan Party’s Obligations and of all other circumstances bearing upon the risk of nonpayment by a Loan Party of its Obligations and each Guarantor agrees that the neither the Administrative Agent nor any Lender shall have any duty to advise any Guarantor of information known to the Administrative Agent or such Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If the Administrative Agent or such Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, the Administrative Agent or such Lender shall not be under any obligation to update any such information or to provide any such information to such Guarantor on any subsequent occasion.

Section 10	Representations and Warranties.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Term Loans hereunder, each Loan Party hereby jointly and severally represents and warrants to the Administrative Agent and the Lenders that, both before and after giving effect to the Related Transactions:

10.1       Organization. Each UTi Group Company is validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation or organization; and each of UTi

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Group Company is duly qualified or authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification or authorization is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

10.2       Authorization; No Conflict. Each UTi Group Company has all requisite power and authority and is duly authorized to execute and deliver each Loan Document to which it is a party, the Borrower has all requisite power and authority and is duly authorized to borrow monies and receive other extensions of credit hereunder and each UTi Group Company has all requisite power and authority and is duly authorized to perform its Obligations under each Loan Document to which it is a party. The director or directors or officer or officers or other signatory executing and delivering each Loan Document for and on behalf of each UTi Group Company party to it, is duly authorized to so act. The execution, delivery and performance by each UTi Group Company of each Loan Document to which it is a party, and the borrowings and other extensions of credit to the Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any UTi Group Company or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any UTi Group Company or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any UTi Group Company (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).

10.3       Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any UTi Group Company is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

10.4	Financial Condition.

(a)          The audited annual consolidated financial statements of the UTi Group Companies as at January 31, 2003, January 31, 2004 and January 31, 2005 and the unaudited consolidated financial statements of the UTi Group Companies for each fiscal quarterly period ended after January 31, 2005, copies of each of which have been delivered to the Administrative Agent, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the UTi Group Companies as at such dates and the results of their operations for the periods then ended.

(b)          The audited consolidated financial statements of the Target Group Companies as at December 31, 2002, December 31, 2003 and December 31, 2004 and the unaudited consolidated financial statements of the Target Group Companies for each fiscal quarterly period ended after December 31, 2004, copies of each of which have been delivered to the Administrative Agent, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Target Group Companies as at such dates and the results of their operations for the periods then ended.

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10.5       No Material Adverse Change. Since Worldwide’s Fiscal Year ended January 31, 2005 with respect to the UTi Group Companies (other than the Target Group Companies) and since the Target’s Fiscal Year ended December 31, 2004 with respect to the Target Group Companies, there has been no material adverse change in the condition (financial or otherwise), operations, assets, businesses, properties or prospects of the UTi Group Companies (taken as a whole) or the Target Group Companies (taken as a whole), respectively.

10.6       Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any UTi Group Company’s knowledge, threatened against any UTi Group Company which might reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 10.6. Other than any liability incident to such litigation or proceedings, no UTi Group Company has any material Contingent Liabilities not listed on Schedule 10.6 or permitted by Section 12.1.

10.7       Properties; Liens. Each UTi Group Company has good and, in the case of real property, marketable title to all of its owned and valid and binding interest in all of its leased properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except Permitted Liens.

10.8       Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each UTi Group Company are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Administrative Agent for the benefit of the Lenders, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except Permitted Liens. The structure chart delivered pursuant to Section 13.23 describes each UTi Group Company that owns issued and outstanding Capital Securities of any other UTi Group Company (other than Worldwide) on the Closing Date and such structure chart is true, correct and complete, and all of the issued and outstanding Capital Securities of each UTi Group Company (other than Worldwide) is, directly or indirectly, owned by Worldwide, except to the extent set forth on Schedule 10.8. As of the Closing Date, except as set forth on Schedule 10.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Target Group Company.

10.9       Pension Plans. (a) The Unfunded Liability of all Pension Plans of the UTi Group Companies does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each such Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any such Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any UTi Group Company, threatened, claims, actions, investigations or lawsuits against any such Pension Plan, any fiduciary of any such Pension Plan, or any UTi Group Company or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither any UTi Group Company nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or

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Multiemployer Pension Plan which would subject that Person to any liability. Within the past five years, neither any UTi Group Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b)          All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any UTi Group Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any UTi Group Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither any UTi Group Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

10.10     Investment Company Act. No UTi Group Company is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

10.11     Public Utility Holding Company Act. No UTi Group Company is a “holding company”, or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005.

10.12     Regulations T, U and X. No UTi Group Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of any Term Loan will be used, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of or inconsistent with Regulation T, Regulation U or Regulation X.

10.13     Taxes. Each UTi Group Company has timely filed all material tax returns and reports required by law to have been filed by it (subject to extensions thereof) and has paid all material taxes and governmental charges due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Each UTi Group Company has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No UTi Group Company has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when

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the transaction was entered into). No UTi Group Company has any delinquent material tax liabilities, nor have any tax deficiencies been proposed against it.

10.14     Solvency, etc. On (i) the Closing Date, and immediately prior to and after giving effect to the Target Acquisition, the borrowing and guarantees under the Loan Documents and the use of the proceeds thereof and (ii) the date on which any Person becomes a party hereto pursuant to Section 11.10 and immediately prior to and after giving effect to the obligations of such Person hereunder, in each case, with respect to the UTi Group Companies taken as a whole, Holdings individually, the Borrower and its subsidiaries taken as a whole and the Target and its Subsidiaries taken as a whole:

(a)          the fair value of its or their assets is greater than the amount of its or their liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP,

(b)          the present fair saleable value of its or their assets is not less than the amount that will be required to pay the probable liability on its or their debts as they become absolute and matured,

(c)          it is or they are able to realize upon its or their assets and pay its or their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business,

(d)          it has or they have not incurred and do or does not intend to, and does or do not believe that it or they will, incur debts or liabilities beyond its or their ability to pay as such debts and liabilities mature,

(e)          it is or they are not engaged in business or a transaction, and is or are not about to engage in business or a transaction, for which its or their property would constitute unreasonably small capital; and

(f)           it has not made a transfer or incurred an obligation under this Agreement or any other Loan Document with the intent to hinder, delay or defraud any of its present or future creditors.

10.15     Environmental Matters. The on-going operations of each UTi Group Company comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each UTi Group Company has obtained, and maintained, and continues to maintain in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each UTi Group Company is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any UTi Group Company and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No UTi Group Company or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental

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Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any UTi Group Company that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No UTi Group Company has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances which could reasonably be expected to have a Material Adverse Effect.

10.16     Insurance. Set forth on Schedule 10.16 is a complete and accurate summary of the property and casualty insurance program of each Loan Party as of the Closing Date. Each UTi Group Company and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the UTi Group Companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such UTi Group Company operates.

10.17     Information. All information heretofore or contemporaneously herewith furnished in writing by any UTi Group Company to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any UTi Group Company to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by any UTi Group Company are based on good faith estimates and assumptions believed by such UTi Group Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

10.18     Intellectual Property. Each UTi Group Company owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the UTi Group Companies, without (a) to any UTi Group Company’s knowledge, any infringement upon rights by others or (b) any infringement upon rights of others, in either case which could reasonably be expected to have a Material Adverse Effect.

10.19     Burdensome Obligations. No UTi Group Company is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

10.20     Labor Matters. No UTi Group Company is subject to any collective bargaining or similar agreement, other than those companies set out in Schedule 10.20. There are no existing or threatened strikes, slowdowns, lockouts or other similar labor disputes involving any UTi Group Company that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of each UTi Group Company are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

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10.21     No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

10.22     Related Agreements, etc. (a) Worldwide or the Borrower has heretofore furnished the Administrative Agent a true and correct copy of the Related Agreements.

(b)          The Borrower and, to the Borrower’s and Worldwide’s knowledge, each other party to the Related Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.

(c)          The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by any UTi Group Company and, to the Borrower’s and Worldwide’s knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions.

(d)          The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any UTi Group Company or, to the Borrower’s or Worldwide’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any UTi Group Company is a party or by which any UTi Group Company is bound or, to the Borrower’s or Worldwide’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.

(e)         No statement or representation made in the Related Agreements by the Borrower or, to the Borrower’s or Worldwide’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(f)           The Related Agreements are in full force and effect and each UTi Group Company party thereto is in compliance with its obligations thereunder and, to the Borrower's and Worldwide's knowledge, the other parties thereto are in compliance with their obligations thereunder.

10.23     Other Debt. The Borrower has no, and will not have any, Debt obligations other than the Obligations. Each Loan Party’s Obligations rank and will rank, senior to all of its other Debt and obligations except for Debt that is mandatorily preferred by law or except Permitted Liens.

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10.24     Accounting. Each UTi Group company keeps its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP.

10.25     Dormant Subsidiary. InTransit International Inc. is dormant, does not trade or otherwise engage in any business or activity (for itself or as agent for any Person) and does not own, legally or beneficially, any assets or property.

10.26     CASS Reserve. Each UTi Group Company has timely paid all accounts payable due and owing to CASS in accordance with the terms and provisions of the CASS Agreement, except any such accounts payable which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and records.

10.27	Times for making representations and warranties.

(a)          The representations and warranties set out in this Agreement (including in this Section 10) are made on the date of this Agreement by each Loan Party and on the date that any other Person becomes a party to this Agreement pursuant to Section 11.10 by such Person.

(b)          The representations and warranties of each Loan Party contained in this Agreement or made by any UTi Group Company in any certificate, notice or report delivered under this Agreement will survive the Closing Date, the making and repayment of the Term Loans, the cancellation of the Notes, any novation, transfer or assignment of any Term Loan and any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement or any other Loan Document.

Section 11	Affirmative Covenants.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full, each Loan Party agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, each Loan Party will:

11.1       Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender:

11.1.1    Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the UTi Group Companies for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the UTi Group Companies as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by Worldwide and reasonably acceptable to the Administrative Agent, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that any UTi Group Company was not in compliance with any provision of Section 12.14 insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that any UTi Group Company was not in compliance with any such provision, describing such non-compliance in

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reasonable detail; and (b) a consolidating balance sheet of the UTi Group Companies as of the end of such Fiscal Year and consolidating statement of earnings for the UTi Group Companies for such Fiscal Year, certified by a Senior Officer of Worldwide.

11.1.2    Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of the UTi Group Companies as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of the relevant Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding date or period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of Worldwide.

11.1.3    Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 11.1.1 and each set of quarterly statements pursuant to Section 11.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of each Loan Party, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 12.14 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of Worldwide’s management setting forth a discussion of the UTi Group Companies’ financial condition, changes in financial condition and results of operations.

11.1.4    Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any UTi Group Company filed with the SEC; copies of all registration statements of any UTi Group Company filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

11.1.5    Notice of Default, Litigation; ERISA Matters and Intercompany Debt. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by each UTi Group Company affected thereby with respect thereto:

(a)	the occurrence of an Event of Default or an Unmatured Event of Default;

(b)          any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any UTi Group Company to the Lenders which has been instituted or, to the knowledge of any UTi Group Company, is threatened against any UTi Group Company or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

(c)          the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any UTi Group Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the

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incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any UTi Group Company with respect to any post-retirement welfare benefit plan or other employee benefit plan of any UTi Group Company or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d)	any failure to comply with Section 11.3(b) or (c);

(e)          any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect;

(f)           any material adverse change in the financial condition, the operations or any other status of the UTi Group Companies taken as a whole or any Loan Party; or

(g)          any incurrence of Debt by any Loan Party to any UTi Group Company that is not a Loan Party.

11.1.6    Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Worldwide by independent auditors in connection with each annual or interim audit made by such auditors of the books of Worldwide.

11.1.7    Subordinated Debt and Related Transactions Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Debt subject to the Subordination Agreement or in connection with the Related Transactions.

11.1.8    Other Information. Promptly from time to time, such other information concerning any UTi Group Company as any Lender or the Administrative Agent may reasonably request.

11.2        Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, the Administrative Agent or any representative thereof to inspect the offices, the properties and the operations of the UTi Group Companies; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Loan Party hereby authorizes such independent auditors to discuss such financial matters with the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, jointly and severally, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of each UTi Group Company, to perform appraisals of the equipment of each UTi Group Company, conduct field audits and inspect, audit, check and

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make copies of (at the expense of the Loan Parties, jointly and severally) and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any Collateral. All such inspections or audits by the Administrative Agent shall be at the expense of the Loan Parties, jointly and severally; provided that so long as no Unmatured Event of Default or Event of Default exists, the Loan Parties shall only be required to reimburse the Administrative Agent for one inspection or audit of each of Worldwide and each Subsidiary per calendar year.

11.3       Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all property necessary for its business in good working order and condition, ordinary wear and tear excepted.

(b)          Maintain, and cause each Subsidiary to maintain, with responsible insurance companies such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the relevant UTi Group Company operates.

(c)          UNLESS THE LOAN PARTIES PROVIDE THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE LOAN PARTIES’ EXPENSE, JOINTLY AND SEVERALLY, TO PROTECT THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY UTi GROUP COMPANY’S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY UTi GROUP COMPANY IN CONNECTION WITH THE COLLATERAL. THE UTi GROUP COMPANIES MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE UTi GROUP COMPANIES HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE LOAN PARTIES WILL BE RESPONSIBLE, JOINTLY AND SEVERALLY, FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE TERM LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE UTi GROUP COMPANIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

11.4        Compliance with Laws; Payment of Taxes and Liabilities and CASS Obligations. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each Subsidiary to ensure, that no person who owns a

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controlling interest in or otherwise controls any UTi Group Company is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations, (d) pay, and cause each Subsidiary to pay, prior to delinquency, all material taxes and other governmental charges against it or any Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any UTi Group Company to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any asset or property of any UTi Group Company, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of such asset or property to satisfy such claim and (e) pay, and cause each Subsidiary to pay, prior to delinquency, all amounts due and owing to CASS pursuant to the CASS Agreement; provided that the foregoing shall not require any UTi Group Company to pay any such amount to CASS so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any asset or property of any UTi Group Company, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of such asset or property to satisfy such claim.

11.5      Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 12.5) cause each Subsidiary to maintain and preserve, (a) its existence and, if applicable, good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

11.6       Use of Proceeds. Use the proceeds of the Term Loans solely to finance the Related Transactions and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

11.7	Employee Benefit Plans.

(a)          Maintain, and cause each Subsidiary and each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations, to the extent such failure to comply could reasonably be likely to have a Material Adverse Effect.

(b)          Make, and cause each Subsidiary and each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)          Not, and not permit any Subsidiary or any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer

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Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

11.8       Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any UTi Group Company, each Loan Party shall, or shall cause each Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each Subsidiary to, comply with any Federal or state judicial or administrative order in all material respects requiring the performance at any real property of any UTi Group Company of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, each Loan Party shall, and shall cause each Subsidiary to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance in all material respects with Environmental Laws.

11.9       Further Assurances; Equity Information. Take such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by all Capital Securities of each Target Group Company and guaranteed by each Guarantor and otherwise to implement or effectuate the provisions of this Agreement and the Collateral Documents or more fully perfect or renew the rights of the Administrative Agent with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant to this Agreement and the Collateral Documents, in each case as the Administrative Agent may determine, including (a) the execution and delivery of guaranties, pledge agreements, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession. Deliver, upon reasonable request of the Administrative Agent, a list of or other information about the shareholders of or other owners of equity interests in any UTi Group Company; provided that each Loan Party will only be required to use reasonable efforts to obtain any information not within the possession of any UTi Group Company.

11.10	Additional Collateral, New Subsidiaries.

(a)          With respect to any Capital Securities acquired by the Borrower or any Target Group Company on or after the Closing Date (other than any property described in paragraph (b) below) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, such Loan Party shall (i) execute and deliver to the Administrative Agent such amendments or supplements to the Pledge Agreement or such other Collateral Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property, (ii) deliver to the Administrative Agent

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the certificates, if any, representing such Capital Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party and (iii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Pledge Agreement, the other Collateral Documents or by law.

(b)          With respect to any new Subsidiary created or acquired on or after the Closing Date (including, for the avoidance of doubt, pursuant to the Target Acquisition) by the Borrower or any Target Group Company, such party shall promptly (i) execute and deliver to the Administrative Agent such amendments or supplements to the Pledge Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Securities of such new Subsidiary that is owned by such Loan Party, (ii) deliver to the Administrative Agent revised schedules to the Loan Documents reflecting such Loan Party’s ownership interest in such Subsidiary, (iii)  deliver to the Administrative Agent the certificates, if any, representing such Capital Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, (iv)  (A) cause such new Subsidiary  to execute and deliver a joinder to this Agreement and, if appropriate, the Pledge Agreement, in the form of Exhibit F hereto, in its capacity as a Loan Party, (B) execute and deliver, and cause such new Subsidiary to execute and deliver, such other Collateral Documents and such other documents, agreements and instruments as the Administrative Agent may require in order to grant the Administrative Agent a perfected first priority security interest in the Capital Securities of such Subsidiary, and (C) take such actions, and cause such new Subsidiary  to take such actions, necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Collateral Documents with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Pledge Agreement, the other Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and (vi) if requested by the Administrative Agent, deliver to the Administrative Agent (A) legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (B) documents, agreements and instruments comparable to the conditions precedent set forth in Sections 13.1.2, 13.1.3, 13.1.6, 13.1.7 (including in connection with any Joinder Agreement signed following the Target Acquisition, evidence that the Administrative Agent has been named as a lender’s loss payee and an additional insured on all insurance policies of Target and Sammons Transportation, Inc.), 13.1.11, 13.1.14, 13.1.15, 13.1.23 and 13.1.24, in each case in form and substance satisfactory to the Administrative Agent.

11.11     Post-closing Matters. Not later than (1) in the case of paragraphs (a)(i), (ii), (iv), (v) and (vi) below, fourteen (14) days, (2) in the case of paragraph (a)(iii) and (b) below, thirty (30) days after the date of this Agreement and (3) in the case of paragraph (c) below, five (5) business days, the Loan Parties:

(a)	will, or will cause to be delivered:

(i)           a supplement to Schedule 10.8 updating the information set forth thereon to the date of this Agreement; and

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(ii)          a supplement to Schedule 12.1 updating the information set forth thereon to the date of this Agreement;

(iii)         a supplement to Schedule 12.11(e) updating the information set forth thereon to the date of this Agreement;

(iv)	Schedule 12.17 as of the date of this Agreement;

(v)          in connection with the execution of the Subordination Agreement, documents, agreements, instruments and evidence comparable to the conditions precedent set forth in Sections 13.1.2, 13.1.3, 13.1.6 and 13.1.24; and

(vi)         a copy of the constitutional documents of InTransit, Inc., Market Transport, Ltd., the Target and, if requested by the Administrative Agent, any other Loan Party whose Capital Securities are subject to a Lien under the Collateral Documents, together with (A) any resolutions of the shareholders and/or board of directors, as appropriate, of such Loan Party adopting such changes to the constitutional documents of such Loan Party as the Administrative Agent requires to remove any restriction on the transfer of Capital Securities of such Loan Party pursuant to any enforcement of any such Collateral Document, any pre-emptive rights or rights to issue preferred shares, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification; and

(b)          will use commercially reasonably efforts to deliver, or cause to be delivered, evidence that the Administrative Agent has been named as a lender’s loss payee and an additional insured on all insurance policies of Worldwide; and

(c)          will deliver or cause to be delivered evidence of the filing of UCC-3 termination statements evidencing the release of all financing statements naming any Target Group Company or any other Loan Party as a debtor and Bank of America N.A. (or any predecessors or successors thereof) as secured party in the appropriate jurisdictions and filing offices for such filings, in each case in form and substance satisfactory to the Administrative Agent. On the date falling fourteen (14) days after the date of this Agreement, each reference to Schedule 10.8, Schedule 12.1, Schedule 12.11(e) and Schedule 12.17 shall be construed as being a reference to such Schedule as so supplemented or delivered but only upon the Administrative Agent’s confirmation that such Schedules are in form and substance satisfactory to it.

Section 12	Negative Covenants.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full, each Loan Party agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, each Loan Party will:

12.1       Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

(a)	Obligations under this Agreement and the other Loan Documents;

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(b)          Debt secured by Liens permitted by Section 12.2(d), and extensions, renewals and refinancings thereof;

(c)          Debt of the UTi Group Companies to each other; provided that (i) such Debt of any Loan Party to any UTi Group Company that is not a Loan Party shall, if evidenced by a demand note, be evidenced by a demand note that is in form and substance reasonably satisfactory to the Administrative Agent and (ii) the obligations under such Debt and demand note, if any, shall be subordinated to the Obligations of the Loan Parties hereunder pursuant to the Subordination Agreement or in such other manner satisfactory to the Administrative Agent;

(d)          Hedging Obligations under Hedge Agreements (i) with a Lender or an Affiliate thereof which provide protection against fluctuations in interest rates and (ii) which are approved by the Administrative Agent which provide protection against fluctuations in currency exchange rates or commodity prices and, in each case, are not for speculation;

(e)          Debt described on Schedule 12.1, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(f)           Debt of the UTi Group Companies (other than the Borrower and the Target Group Companies), which is (i) outstanding on the date hereof and (ii) set out on Schedule 12.1 (A) on the date hereof, for such Debt that is outstanding as of January 31, 2006 and (B) on the date falling fourteen (14) days after the date hereof, for such Debt that is outstanding as of the date of this Agreement (provided that the Administrative Agent has given its confirmation in accordance Section 11.11), and any extensions, renewals or refinancings thereof so long as the principal amount;

(g)          Debt of the UTi Group Companies (or any of them) (other than Worldwide and any Target Group Company) not otherwise permitted by this Section 12.1, the aggregate amount of which for all such UTi Group Companies does not exceed $10,000,000.00 (or its equivalent in other currencies).

12.2       Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)          Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in conformity with GAAP;

(b)          Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in conformity with GAAP;

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(c)          Liens existing as of the date hereof and arising in connection with Debt permitted by Sections 12.1(f);

(d)	Liens arising in connection with Section 12.1(g);
(e)	Liens described on Schedule 12.2 as of the Closing Date;

(f)           (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased) and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

(g)          attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding in aggregate $5,000,000.00 arising in connection with any court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(h)          easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any UTi Group Company;

(i)	Liens arising under the Loan Documents;

(j)           the replacement, extension or renewal of any Lien permitted by clause (c), (d) or (e) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof);

(k)	Liens in favor of CASS created pursuant to the CASS Agreement; and

(l)           landlord liens in the ordinary course of business and attaching only to the property on the land being leased for up to not more than the amount of past due rent on such land.

12.3       Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the UTi Group Companies (on a consolidated basis) to exceed $120,000,000 in any Fiscal Year.

12.4       Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any holders of its Capital Securities, other than (i) up to $10,000,000.00 in aggregate during the Fiscal Year 2007 to the shareholders of Worldwide, (ii) up to $5,000,000.00 in aggregate during any Fiscal Year ending January 31 of the relevant calendar year to the shareholders of the UTi Group Companies taken as a whole who are UTi Group Companies but are not Loan Parties (other than shareholders of Worldwide) and (iii) from one Loan Party to another Loan Party, (b) purchase or redeem any of its Capital Securities, other than any purchase or redemption the proceeds of which are received and kept by a Loan Party, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any debt which is subordinate to the Obligations, (e) prepay any Debt for borrowed money (other than the

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Obligations and intercompany indebtedness permitted to be incurred hereunder) or (f) set aside funds for any of the foregoing.

12.5       Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, (a) except as otherwise permitted by Section 12.11(f) or (g), be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), or (c) sell or assign with or without recourse any receivables, except for any merger, consolidation or sale of all or substantially all of the assets of or by any Loan Party with and into or to any other Loan Party.

12.6       Modification of Organizational Documents. Not, and not permit any Subsidiary to, permit its memorandum and articles of association, certificate of incorporation, charter, by-laws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders; not change, or allow any Loan Party to change, its state or jurisdiction of formation or its organizational form.

12.7       Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, other than any transaction with another UTi Group Company that is not a Loan Party in the ordinary course of the UTi Group Companies’ business as currently conducted or any transaction with an Affiliate disclosed in a SEC filing.

12.8       Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

12.9       Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement, or an amendment, a supplement or any other modification to an agreement entered into before the date of this Agreement, containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to any Loan Party or any other Subsidiary, or pay any Debt owed to any Loan Party or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

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12.10     Business Activities; Issuance of Equity. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. Not permit InTransit International Inc. to engage in any business or activity or to own, legally or beneficially, any assets or property. Except as set forth on Schedule 6.1.2(b), not, and not permit any other Loan Party to, issue any Capital Securities other than any issuance by a Loan Party to another Loan Party or another Subsidiary in accordance with Section 12.5. Notwithstanding anything to the contrary in this Agreement, (i) in the case of the Borrower and each Target Group Company, not and (ii) in the case of each Loan Party, not permit the Borrower or any Target Group Company to, issue or suffer to exist any preferred or preference shares (including any Series A Preferred Stock or any Series B Preferred Stock (as defined in the articles of incorporation of Target)), to enter into any shareholders agreement or any other agreement granting pre-emptive or other rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of the Borrower or any Target Group Company or to exercise any pre-emptive rights.

12.11     Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except the following:

(a)	contributions by any Loan Party to the capital of any other Loan Party;
(b)	Investments constituting Debt permitted by Section 12.1;
(c)	Cash Equivalent Investments;
(d)	bank deposits in the ordinary course of business;

(e)          Investments which are (i) outstanding on the date hereof and (ii) set out on Schedule 12.11(e) (A) on the date hereof, for such Investments that are outstanding as of January 31, 2006 and (B) on the date falling fourteen (14) days after the date hereof, for such Investments that are outstanding as of the date of this Agreement (provided that the Administrative Agent has given its confirmation in accordance Section 11.11);

(f)           an Investment described on Schedule 12.11(f) after the satisfaction of the conditions set out on Schedule 12.11(f);

(g)          an Acquisition or Acquisitions on arm’s length terms by any UTi Group Company not otherwise permitted by this Section 12.11 in an aggregate amount of not more than $20,000,000.00; and

(h)          an Investment or Investments on arm’s length terms by any UTi Group Company not otherwise permitted by this Section 12.11 in an aggregate amount of not more than $5,000,000.00; and

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), (f), (g) or (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

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12.12     Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, the Related Agreements and under the CASS Agreement.

12.13     Fiscal Year. Not change its Fiscal Year; provided that the Target Companies may change their Fiscal Year to January 31..

12.14	Financial Covenants.

12.14.1                Net Worth. Not permit Net Worth as of the end of any Fiscal Quarter in any Fiscal Year to be less than the sum of (i) Net Worth as at January 31, 2005, plus (ii) twenty-five percent (25%) of Consolidated Net Income for each Fiscal Year ending after January 31, 2005 (provided that such amount in clause (ii) shall be greater than zero).

12.14.2                Interest Coverage Ratio. Not permit the Interest Coverage Ratio for the Computation Period ending on the most recent Fiscal Quarter to be less than 4.00:1.00.

12.14.3                Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of the Computation Period ending on the most recent Fiscal Quarter to exceed 2.50:1.00.

12.15     Cancellation of Debt. Not, and not permit any Subsidiary to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims between one UTi Group Company and another, and cancellation of debts or claims not to exceed in the aggregate $100,000.00 in any Fiscal Year.

12.16     Creation of Subsidiaries. Not, and not permit any Subsidiary to, create any Subsidiary in any jurisdiction with which United States Persons are prohibited by law, rule, order or regulation to engage or conduct business.

12.17     Guarantees. Not, and not permit any Subsidiary to, incur or allow to be outstanding any guarantee in respect of any Person, except:

(a)          any guarantee arising under, or expressly allowed by, this Agreement or any other Collateral Document;

(b)          any guarantee comprising a netting or set-off arrangement entered into by any Loan Party in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances;

(c)	the endorsement of negotiable instruments and in the ordinary course of trade

(d)          guarantees in respect of the Debt of any other Loan Party which are allowed under this Agreement;

(e)          guarantees of the UTi Group Companies (other than Borrower and the Target Group Companies) which is (i) outstanding on the date hereof and (ii) set out on Schedule 12.17 (A) on the date hereof, for such guarantees that are outstanding as of January 31, 2006 and (B) on the date falling fourteen (14) days after the date hereof, for such guarantees that are outstanding as of the date of this Agreement (provided that the Administrative Agent has given its confirmation in

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accordance Section 11.11), and any extensions, renewals or refinancings thereof so long as the principal amount thereof is not increased; or

(f)           guarantees not otherwise allowed under this Section 12.17 under which the aggregate liability (actual or contingent) of the UTi Group Companies (other than Worldwide and any Target Group Company) does not exceed $10,000,000.00.

For purposes of this Section 12.14, a “guarantee” includes an indemnity or other assurance against loss; or

12.18     Asset Dispositions. Not, and not permit any Subsidiary to, permit any Asset Disposition unless the Disposition is made on arm’s length terms and not less than seventy-five percent (75%) of the value of the total consideration for the disposal is payable in cash at or before the time of the disposal.

12.19     Double Negative Pledge. Not (in the case of the Borrower and each Target Group Company) enter into any agreement, or an amendment, a supplement or any other modification of an agreement entered into before the date of this Agreement, containing any provision which constitutes or has the effect of a negative pledge over the assets of the Borrower or any Target Group Company.

Section 13	Effectiveness; Conditions of Lending, etc.

The obligation of each Lender to make its Term Loans is subject to the following conditions precedent:

13.1       Initial Credit Extension. The obligation of the Lenders to make the initial Term Loans is, in addition to the conditions precedent specified in Section 13.2, subject to the conditions precedent that (a) all Debt of the Loan Parties and the Target Group Companies (other than Debt incurred under this Agreement) has been Repaid (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (b) the Administrative Agent shall have received (i) evidence, reasonably satisfactory to the Administrative Agent, that the Borrower has completed, or concurrently with the initial credit extension hereunder will complete, the Related Transactions in accordance with applicable law and the terms of the Related Agreements (without any material amendment, supplement or other modification thereto or waiver thereunder unless consented to by the Lenders); and (ii) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the “Closing Date”):

13.1.1	Notes. A Note for each Lender.

13.1.2    Authorization Documents. (a) For each Loan Party (other than Holdings), such Person’s (i) memorandum and articles of association, certificate of incorporation charter (or similar formation document), certified by the appropriate governmental authority; (ii) if applicable, long-form good standing certificates in its jurisdiction of incorporation (or organization), in each state where it is qualified to do business and in each other state requested by the Administrative

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Agent; (iii) bylaws (or similar governing document); (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (v) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

(b)          For Holdings, (i) a copy of its (A) articles of association (statuten) and (B) deed of incorporation (akte van oprichting) deposited in each case with the relevant Trade Register of the Chamber of Commerce; (ii) an extract of its registration in the Trade Register of the Chamber of Commerce; (iii) resolutions of its managing board approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and, if applicable, including a confirmation that it does not have a works council (ondernemingsraad) having jurisdiction over the transactions contemplated by the Loan Documents; (iv) resolution of its supervisory board approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party, if applicable; (v) resolution of the sole shareholder of Holdings (A) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and (B) if there is a conflict of interest (tegenstrijdig belang) designating each member of the managing board of Holdings and any attorney-in-fact to whom a power of attorney has, or will be granted, in connection with the transactions contemplated by the Loan Documents to which it is a party, as a special representative; (vi) an unconditional positive works council advice (advies) in respect of the transactions contemplated by the Loan Documents to which it is a party, if applicable; and (vii) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by two of its directors as being in full force and effect without modification.

(c)          A copy of the constitutional documents of any Loan Party whose Capital Securities are subject to a Lien under the Collateral Documents, together with any resolutions of the shareholders and/or board of directors, as appropriate, of such Loan Party adopting such changes to the constitutional documents of such Loan Party as the Administrative Agent requires to remove any restriction on the transfer of Capital Securities of such Loan Party pursuant to any enforcement of any such Collateral Document), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

13.1.3    Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by any UTi Group Company of the documents referred to in this Section 13.

13.1.4    Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Term Loans on the Closing Date.

13.1.5    Loan Documents. A counterpart of each Loan Document executed by any UTi Group Company, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

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13.1.6    Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by the Administrative Agent, and all other opinions issued pursuant to the Related Transactions.

13.1.7    Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 11.3(b), together with evidence that the Administrative Agent has been named as a lender’s loss payee and an additional insured on all insurance policies of the Borrower.

13.1.8    Copies of Documents. Copies of the Related Agreements certified by an officer of the Borrower as being true, accurate and complete.

13.1.9    Payment of Fees. Evidence of payment by the Loan Parties of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date (including pursuant to the Agent Fee Letter), plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Loan Parties and the Administrative Agent).

13.1.10                Solvency Certificate. A Solvency Certificate executed by the chief financial officer of Worldwide which shall certify the solvency of Worldwide and its Subsidiaries on a consolidated basis, Holdings individually, the Borrower and its Subsidiaries on a consolidated basis, and the Target and its Subsidiaries on a consolidated basis, in each case on the Closing Date and immediately both before and after giving effect to the Target Acquisition, the borrowing and guarantees under the Loan Documents and the use of proceeds therefrom.

13.1.11                Projections. (a) A consolidated projected balance sheet, income statement and cash flow statement of the UTi Group Companies prepared by Worldwide as at the Closing Date, adjusted to give effect to the consummation of the Related Transactions, the financings contemplated hereby and the use of the proceeds therefrom as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

(b)          The Administrative Agent and the Lenders shall have received consolidated projected income statement prepared by Worldwide for the Target Group Companies as a stand-alone consolidated group.

13.1.12                Environmental Reports. Environmental site assessment reports and environmental audit with respect to certain real property owned or leased by any Loan Party requested by the Administrative Agent.

13.1.13                 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than

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Permitted Liens) and (c) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request. Certified copies of tax and judgment lien search reports dated a date reasonably near to the Closing Date, listing no effective tax liens and judgment liens which name any Loan Party (under their present names and any previous names) as debtors.

13.1.14                Filings, Registrations and Recordings. The Administrative Agent shall have received each document and instrument (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior to any other Liens (subject only to Permitted Liens), in proper form for filing, registration or recording or perfection by possession as appropriate.

13.1.15                Closing Certificate, Consents and Permits. A certificate executed by a Senior Officer of Worldwide on behalf of the Loan Parties certifying (a) the matters set forth in Section 13.2 as of the Closing Date and (b) the occurrence of the closing of the Related Transactions and that such closing has been consummated in accordance with the terms of the Related Agreements without waiver of any material condition thereof; together with evidence that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by any UTi Group Company in connection with the Related Transactions have been duly obtained and are in full force and effect and (ii) all material permits necessary for the operation of any business(es) acquired in connection with the Related Transactions have been obtained.

13.1.16	Financial Statements.

(a)          (i) Audited consolidated financial statements (including balance sheets, statements of income and cash flow and unqualified opinions of such companies’ national certified public accounting firm) for the UTi Group Companies for the Fiscal Years ended January 31, 2003, January 31, 2004 and January 31, 2005, in each case prepared in accordance with GAAP consistently applied and (ii) unaudited consolidated quarterly financial statements (including balance sheets, statements of income and cash flow) for the UTi Group Companies for each Fiscal Quarter ended after January 31, 2005, in each case prepared in accordance with GAAP consistently applied.

(b)          (i) Audited consolidated financial statements for the Target Group Companies for the fiscal years ending December 31, 2002, December 31, 2003 and December 31, 2004 and (ii) unaudited interim consolidated financial statements for the Target Group Companies for each fiscal quarterly period ended after December 31, 2004. To the extent Closing Date financial statements are delivered in connection with the Target Acquisition, the Administrative Agent shall have received such financial statements, in form and substance satisfactory to the Administrative Agent.

13.1.17                Private Placement; Revolving Credit Facility. Agreed upon term sheets for the Private Placement and the Revolving Credit Facility, as well as executed copies of the attendant engagement letter for the Private Placement and mandate letter for the Revolving Credit Facility.

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13.1.18	Material Adverse Change.

(a)          The Administrative Agent shall be satisfied that, since January 31, 2005, there has been no material adverse change in the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the UTi Group Companies (excluding the Target Group Companies).

(b)          The Administrative Agent shall be satisfied that, since December 31, 2004, there has been no material adverse change in the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Target Group Companies.

13.1.19                Due Diligence. The Administrative Agent shall be satisfied with the results of its due diligence. The Administrative Agent and Lenders are to be provided with copies of the due diligence reports prepared by Worldwide’s advisers in connection with the Target Acquisition.

13.1.20                Approvals. The UTi Group Companies shall have obtained all governmental and third party approvals necessary in connection with the Target Acquisition, the financing contemplated by this Agreement and the continuing operations of the UTi Group Companies, on terms reasonably satisfactory to the Administrative Agent, and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Target Acquisition or the financing thereof contemplated by this Agreement, except for such governmental and third party approvals the failure to obtain which could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, properties, results of operations or prospects of the UTi Group Companies taken as a whole or any Loan Party.

13.1.21                Capitalization. The capitalization and structure of the Loan Parties and the Target Group Companies after the Target Acquisition shall be reasonably satisfactory to the Administrative Agent in all respects.

13.1.22                Pro Forma. A consolidated pro forma balance sheet of the UTi Group Companies and a pro forma consolidated balance sheet of the Borrower and its Subsidiaries, in each case as at the date of the most recent consolidated balance sheet delivered pursuant to Sections 13.1.17(a) and (b), respectively, above adjusted to give effect to the consummation of the Target Acquisition and the financings contemplated hereby as if such transactions had occurred on such date, which is consistent in all material respects with the sources and uses of cash for the Target Acquisition previously described to the Administrative Agent and the forecasts previously provided to the Administrative Agent.

13.1.23                Structure Chart. A copy of an up-to-date structure chart for the UTi Group Companies certified by a Senior Officer of Worldwide.

13.1.24                Other. Such other documents, agreements, certificates and opinions as the Administrative Agent or any Lender may request.

13.2       Conditions. The obligation of each Lender to make each Term Loan is subject to the further conditions precedent that on the Closing Date and immediately both before and after

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giving effect to the Target Acquisition, the borrowing and guarantees under the Loan Documents and the use of proceeds therefrom:

(a)          the representations and warranties of each UTi Group Company set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made; and

(b)          no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

Section 14	Events of Default and Their Effect.

14.1       Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

14.2       Non-Payment of the Term Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any amount payable by any Loan Party hereunder or under any other Loan Document.

14.2.1    Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any UTi Group Company in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding, in the case of Worldwide, $10,000,000.00 and, in the case of any other UTi Group Company, $5,000,000.00 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any UTi Group Company to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

14.2.2    Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any UTi Group Company with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

14.2.3    Bankruptcy, Insolvency, etc. Any UTi Group Company becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any UTi Group Company applies for, consents to, or acquiesces in the appointment of a trustee, administrative receiver, receiver or other custodian for such UTi Group Company or any property thereof, or makes a general assignment or arrangement for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, administrative receiver, receiver or other custodian is appointed for any UTi Group Company or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other analogous step, case or proceeding under any bankruptcy or insolvency law of any jurisdiction, or any dissolution, winding-up or liquidation proceeding, is commenced in respect of any UTi Group Company, and if such case or proceeding is not commenced by such UTi Group Company, it is consented to or acquiesced in by such UTi Group Company, or remains for

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60 days undismissed; or any UTi Group Company takes any action to authorize, or in furtherance of, any of the foregoing.

14.2.4    Non-Compliance with Loan Documents. (a) Failure by any UTi Group Company to comply with or to perform any covenant set forth in Sections 11.1.5, 11.3(b) or 11.5 or Section 12 or comply with paragraph 8 of the Mandate Letter; or (b) failure by any UTi Group Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 14) and continuance of such failure described in this clause (b) for 30 days.

14.2.5    Representations; Warranties. Any representation or warranty made by any UTi Group Company herein or in any other Loan Document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any UTi Group Company to the Administrative Agent or any Lender in connection herewith or therewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

14.2.6    Pension Plans and Multiemployer Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination any UTi Group Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000.00; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any UTi Group Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000.00.

14.2.7    Judgments. Final judgments which exceed an aggregate of, in the case of Worldwide, $10,000,000.00 and, in the case of any UTi Group Company, $5,000,000.00 shall be rendered against any UTi Group Company and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

14.2.8    Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect, including failing or ceasing to create a valid, enforceable and continuing first priority perfected security interest in the Collateral, subject only to Permitted Liens; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document. Any part of the Administrative Agent’s security interest in the Collateral or the Administrative Agent’s rights under any Collateral Document is impaired.

14.2.9    Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument (including, for the avoidance of doubt, the Subordination Agreement) governing any Debt of any Loan Party intended to be expressly subordinated to the Obligations or any subordination provision in any guaranty by any Subsidiary of any such Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any such

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applicable subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

14.2.10	Change of Control. A Change of Control shall occur.

14.2.11                Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

14.3       Effect of Event of Default. If any Event of Default described in Section 14.1.4 with respect to any Loan Party shall occur in respect of the Borrower, the Commitments shall immediately terminate and the Term Loans and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Term Loans and all other Obligations hereunder to be due and payable, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Term Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

Section 15	The Agent.

15.1       Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 15.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

15.2       Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct.

15.3       Exculpation of Administrative Agent. None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to

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be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any UTi Group Company or Affiliate of any UTi Group Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of the Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any UTi Group Company or its Affiliates.

15.4       Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate (or such greater percentage or number of the Lenders as shall be required under this Agreement) and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (or such greater percentage or number of the Lenders as shall be required under this Agreement). The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater percentage or number of the Lenders as shall be required under this Agreement) and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 13, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

15.5       Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Loan Party referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a

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“notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 14; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

15.6       Credit Decision. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the UTi Group Companies, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each UTi Group Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any UTi Group Company which may come into the possession of the Administrative Agent.

15.7       Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders (or such greater percentage or number of the Lenders as shall be required under this Agreement) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 15.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out of pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the

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Loan Parties. The undertaking in this Section 15.7 shall survive repayment of the Term Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

15.8       Administrative Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the UTi Group Companies and their Affiliates as though LaSalle were not the Administrative Agent hereunder and without notice to or, except as required hereby, consent of any Lender. Each Lender acknowledges that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the UTi Group Companies or their Affiliates (including information that may be subject to confidentiality obligations in favor of a UTi Group Company or such Affiliates) and acknowledges that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Term Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not the Administrative Agent, and the terms “Lender” and “Lenders” include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

15.9       Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Worldwide (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Worldwide, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 15 and Sections 16.5 and 16.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

15.10     Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Term Loans and all other Obligations; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 16.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 12.2(d)(i) or (d)(ii) (it being understood that the Administrative Agent may

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conclusively rely on a certificate from any Loan Party in determining whether the Debt secured by any such Lien is permitted by Section 12.1(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 15.11.

15.11     Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5, 16.5 and 16.17) allowed in such judicial proceedings; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5, 16.5 and 16.17.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

15.12     Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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Section 16	General.

16.1       Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Term Loans payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Term Loan, the rate of interest thereon or on any other Obligation or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (d) release any party from its obligations under Section 9 or all or any substantial part of the Collateral granted under the Collateral Documents (unless otherwise permitted herein or in any other Loan Document), change the definition of Required Lenders or any provision of this Section 16.1, without, in each case, the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Term Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 15 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

16.2       Confirmations. The Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Term Loans then outstanding under such Note.

16.3       Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent with confirmation of transmission; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Borrower, and each Loan Party, jointly and severally, shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

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16.4       Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if any Loan Party notifies the Administrative Agent that such Loan Party wishes to amend any covenant in Sections 11 or 12.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies any Loan Party that the Required Lenders wish to amend Sections 11 or 12.14 (or any related definition) for such purpose), then such Loan Party’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to such Loan Party and the Required Lenders.

16.5       Costs, Expenses and Taxes. The Loan Parties, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, due diligence, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Loan Parties, jointly and severally, agree to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of any UTi Group Company’s auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 11.2. All Obligations provided for in this Section 16.5 shall survive repayment of the Term Loans, cancellation of the Notes and termination of this Agreement.

16.6	Assignments; Participations.

16.6.1    Assignments. (a) Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of the Administrative Agent and, so long as no Event of Default exists, Worldwide (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Term Loans held by the assigning Lender. The Loan Parties and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit C hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee from such Assignee of $3,500. No assignment may be made to any Person if at the time of such assignment

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the Loan Parties would be obligated to pay any greater amount under Sections 7.6 or 8 to the Assignee than the Loan Parties are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Loan Parties will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 16.6.1 shall be treated as the sale of a participation under Section 16.6.2. Worldwide shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Worldwide has expressly objected to such assignment within three Business Days after notice thereof.

(b)          From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note or Notes in the respective principal amounts of the Assignee’s and, if applicable, the assigning Lender’s respective Pro Rata Share of the principal amount of the Assignee’s Term Loans (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Term Loans retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Borrower any prior Note held by it.

(c)          Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment or grant to secure obligations to a Federal Reserve Bank, and this Section 16.6.1 shall not apply to any such pledge or assignment or grant of a security interest; provided that no such pledge or assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.6.2    Participations. Any Lender may at any time sell to one or more Persons participating interests in its Term Loans, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) the Borrower, the other Loan Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by the Loan Parties shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 16.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Loan Parties agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided

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that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. Each Loan Party also agrees that each Participant shall be entitled to the benefits of Section 7.6 and 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

16.7       Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Term Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. The Register shall be available for inspections by the Borrower and each Lender during normal business hours upon reasonable prior written notice to the Administrative Agent.

16.8       Governing Law. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ANY OTHER CONFLICT OF LAW RULES THAT WOULD LEAD TO THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

16.9       Confidentiality. As required by federal law and the Administrative Agent’s policies and practices, the Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Term Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 16.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any

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Affiliate of the Administrative Agent or any other Lender who may provide Bank Products to the Loan Parties; or (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender. Notwithstanding the foregoing, each Loan Party consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

16.10	Reserved.

16.11     Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, unenforceability or invalidity, without making illegal or unenforceable or invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of each Loan Party and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

16.12     Nature of Remedies. All Obligations of each Loan Party and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16.13     Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by any Loan Party of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

16.14     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

16.15     Successors and Assigns. This Agreement shall be binding upon the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Lender and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. This Agreement shall be binding upon each Loan Party and their respective successors and permitted assigns, and shall inure to the benefit of each Loan Party, and each one of them, and all Loan Parties, their respective, administrators, successors and assigns shall be jointly

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and severally obligated under this Agreement. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer without such consent shall be null and void).

16.16     Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

16.17     Customer Identification - USA Patriot Act Notice. Each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or LaSalle, as applicable, to identify the Loan Parties in accordance with the Act.

16.18     INDEMNIFICATION BY THE LOAN PARTIES. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE LOAN PARTIES, JOINTLY AND SEVERALLY, HEREBY AGREE TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY FEES AND COSTS AND SETTLEMENT (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE TERM LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY UTi GROUP COMPANY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY UTi GROUP COMPANY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY UTi GROUP COMPANY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE

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LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE LOAN PARTIES, JOINTLY AND SEVERALLY, HEREBY AGREE TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 16.17 SHALL SURVIVE REPAYMENT OF THE TERM LOANS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

16.19     Nonliability of Lenders. The relationship between the Loan Parties on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and guarantor and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any UTi Group Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any UTi Group Company to review or inform any UTi Group Company of any matter in connection with any phase of any UTi Group Company’s business or operations. Each Loan Party agrees that neither the Administrative Agent nor any Lender shall have liability to any UTi Group Company (whether sounding in tort, contract or otherwise) for losses suffered by any UTi Group Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders

16.20     Appointment of New York Process Agent. Each Loan Party irrevocably appoints Corporate Service Company of 1133 Avenue of the Americas, New York, NY 10036 as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with this Agreement. Each Loan Party agrees to maintain an agent for service

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of process in New York City, New York for the term of this Agreement. Each Loan Party agrees that failure by a process agent to notify such Loan Party of the process will not invalidate the proceedings concerned. If the appointment of any person mentioned in this Section 16.19 ceases to be effective, each Loan Party must, as soon as reasonably practicable and in any event within seven days after such cessation, appoint a further person in New York City, New York on terms acceptable to the Administrative Agent, to accept service of process on its behalf in New York City, New York. If a Loan Party does not appoint a process agent in accordance with the foregoing sentence, such Loan Party authorizes the Administrative Agent to appoint a process agent for such Loan Party.

16.21     FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION OR CONCURRENTLY IN MORE THAN ONE JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE ON THE GROUNDS OF PERSONAL JURISDICTION, TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH LOAN PARTY AGREES THAT A JUDGMENT OR ORDER OF A NEW YORK STATE OR FEDERAL COURT IN CONNECTION WITH THIS AGREEMENT IS CONCLUSIVE AND BINDING ON IT AND MAY BE ENFORCED AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

16.22     WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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16.23     Complete Agreement. This Agreement and the other Loan Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

16.24     OREGON LAW. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

[signature pages follow]

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The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

UTi (U.S.) LOGISTICS HOLDINGS INC.
By:	/s/ Suellen Rowe
Title:	Treasurer

UTi WORLDWIDE INC.
By:	/s/ Suellen Rowe
Title:	Authorized Signatory

UTi (NETHERLANDS) HOLDINGS B.V.
By:	/s/ Suellen Rowe
Title:	Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:	/s/ Lora Backofen
Title: Senior Vice President

Signature Page to Credit Agreement